UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

REGIONAL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-13110-NY	11-2831380
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 825-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On May 4, 2020, Regional Brands Inc. (the “Company”) posted to the Company’s website a letter to stockholders from the Chairman of the Board and the Chief Executive Officer providing an update on the Company’s underlying operating business and summary financial information.

The letter is accessible on the Company’s website, www.regionalbrandsinc.com, under the “Investor Relations” heading, through the “Press Releases & Filings” tab, at “May 4, 2020 Letter to Stockholders.” The contents of the Company’s website are not incorporated by reference in this Current Report on Form 8-K.

Forward-Looking Statements

The letter referenced above contains statements about future events and expectations that are characterized as “forward-looking statements.” Forward-looking statements are based upon management’s beliefs, assumptions, and expectations. Forward-looking statements involve risks and uncertainties, including those described in the Company’s filings with the SEC, that may cause the Company’s actual results, performance, and financial condition to be materially different from the expectations of future results, performance, and financial condition expressed or implied in such forward-looking statements. You are cautioned to not put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONAL BRANDS INC.

Date: May 4, 2020
	By:	/s/ Fred DiSanto
Name: Fred DiSanto
Title: Chief Executive Officer